Exhibit 99.2

IMMEDIATE RELEASE

DATE: August 11, 2014

MEDIA CONTACT: Dan Lombardo, Inland American Real Estate Trust, Inc.

630-586-6314 or dan.lombardo@inlandgroup.com

INLAND AMERICAN ANNOUNCES INTENT TO SPIN OFF ITS LODGING SUBSIDIARY

Standalone, Publicly Traded Company to Be Called Xenia Hotels & Resorts, Inc.

Initial Portfolio of 46 hotels Comprising 12,636 Rooms

Oak Brook, Ill. – Inland American Real Estate Trust, Inc. (“Inland American”) today announced a preliminary registration statement on Form 10 was filed with the Securities and Exchange Commission outlining the details of a potential plan to spin off a significant portion of Inland American’s lodging portfolio into a standalone, publicly traded company to be called Xenia Hotels & Resorts, Inc. (“Xenia,” pronounced “Zeen-yah”). Xenia intends to apply to list its shares of common stock on the New York Stock Exchange under the symbol “XHR.” Xenia Hotels & Resorts, Inc. was formerly known as Inland American Lodging Group, Inc.

Upon completion of the proposed spin-off, Xenia will be a self-managed REIT headquartered in Orlando, Florida focused solely on the lodging sector. It is expected to own 46 hotels, comprising 12,636 rooms, across 19 states and the District of Columbia, and a majority interest in two hotels under development. Xenia will own and continue to invest primarily in premium full service, lifestyle and urban upscale hotels in the top 25 U.S. lodging markets and key leisure destinations throughout the United States, with a particular focus on urban and densely populated suburban markets with multiple demand generators and high barriers to entry. The company’s portfolio will include premium brands such as Marriott®, Hilton®, Hyatt®, Starwood®, Kimpton®, Aston®, Fairmont® and Loews®.

Xenia will continue to be led by Marcel Verbaas, its President and Chief Executive Officer and a member of Xenia’s board of directors. Since 2007, Mr. Verbaas and his team have managed the lodging assets for Inland American and have overseen the acquisition of more than 50 hotels, including all but two properties that will be part of Xenia’s initial portfolio. Mr. Verbaas and his senior management team have an average tenure in the lodging industry of 26 years.

“We are pleased to announce our intent to spin off Xenia Hotels & Resorts as a standalone, publicly traded company,” said Thomas P. McGuinness, President of Inland American. “Over the past 18 months, Inland American has been implementing its long-term strategy of focusing our portfolio into three asset classes – lodging, multi-tenant retail and student housing. By doing so, we believed we would enhance long-term stockholder value and position Inland American to explore various strategic alternatives designed to provide liquidity events for our stockholders. We believe the potential spin-off is an important and significant step toward achieving these goals.”

Mr. Verbaas added, “Xenia Hotels & Resorts will have a premium collection of properties affiliated with some of the strongest brands in the lodging industry. These assets have performed well as part of Inland American’s portfolio, delivering strong cash flows and attractive returns, and as a standalone company, Xenia will have the additional strategic and financial flexibility to continue delivering growth and creating stockholder value.”

Upon listing, Xenia believes it will be a well-capitalized and well-positioned company able to deliver both internal growth through active and focused asset management of existing hotels and external growth through acquisitions that meet Xenia’s investment criteria. As a standalone company dedicated to investments in premium full service, lifestyle and urban upscale hotels, Xenia believes it will be well positioned to effectively grow its business through operational flexibility, efficient deployment of resources and quick decision-making based solely on the needs of Xenia’s business. Xenia will also have direct access to the capital markets to issue equity or debt securities, and the flexibility to create a more diverse capital structure tailored to its strategic goals.

Inland American is also currently marketing for sale their remaining suburban select service hotels that are currently overseen by the Xenia team. More information will be provided if a transaction is executed.

Preliminary Transaction Details

Inland American anticipates that the transaction will be effectuated by means of a pro rata distribution by Inland American of a specified percentage of the outstanding shares of Xenia common stock. This will occur on a distribution date to be set by the company’s board of directors in the future by way of a taxable pro rata special dividend to Inland American stockholders of record on the record date of the distribution. Each Inland American stockholder will be entitled to receive a to-be-determined number of shares of Xenia common stock for a to-be-determined number of shares of Inland American common stock held by each stockholder at the close of business on the record date of the distribution. Inland American currently expects the spin-off to be completed in the next four to eight months.

Following the distribution, Inland American stockholders will own shares of common stock in both Inland American and Xenia. The number of Inland American shares held by stockholders will not change as a result of this distribution of Xenia stock. Inland American’s shares will not be listed on a national securities exchange as part of the spin-off.

Approvals and Conditions

The completion of the spin-off will be subject to completion of a review by the SEC of the Form 10 filed by Inland American, NYSE listing authorization and final approval of the Inland American board of directors, who will determine whether it is in the best interests of Inland American.

Advisors

Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as financial advisors to Inland American in relation to the spin-off and Latham & Watkins LLP is acting as legal counsel to Inland American.

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Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans and strategies and future events, including the spin-off of our subsidiary Xenia Hotels & Resorts, Inc. (“Xenia”) and the listing of Xenia’s shares on the New York Stock Exchange; the anticipated timing to close the spin-off, Xenia’s ability to successfully implement its growth and investment strategies and to access capital markets, among other things, each of which involve known and unknown risks that are difficult to predict. As a result, our and Xenia’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, if the SEC’s fails to declare Xenia’s preliminary registration statement on Form 10 effective in a timely manner or at all; if the NYSE fails to authorize the listing of Xenia’s common stock in a timely manner or at all; our current expectations with respect to the timing of the potential spin-off and/or the potential failure to satisfy certain closing conditions with respect to the transaction; Inland American’s board of directors may determine that the completion of the spin-off is not in our best interests and determine not to consummate the spin-off; Xenia’s ability (or lack thereof) to operate successfully as a self-managed REIT, effectively grow its business through operational flexibility and efficient deployment of resources and access capital markets; and other risks as described in the preliminary registration statement on Form 10. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. focuses on acquiring and developing a diversified portfolio of commercial real estate located in the United States. The company also invests in joint ventures, development projects, real estate loans and marketable securities. As of March 31, 2014 Inland American owned 281 properties, representing approximately 24 million square feet of retail, industrial and office properties, 8,286 student housing beds and 20,093 hotel rooms. For further information regarding Inland American, please refer to the company website at www.inlandamerican.com.

About Xenia Hotels & Resorts, Inc.

Xenia will be a self-managed REIT headquartered in Orlando, Florida focused solely on the lodging sector. Xenia will hold 46 hotels, comprising 12,636 rooms, across 19 states and the District of Columbia, and a majority interest in two hotels under development. Xenia will own and invest primarily in premium full service, lifestyle and urban upscale hotels in the top 25 U.S. lodging markets and key leisure destinations throughout the United States with a particular focus on urban or densely populated suburban markets that Xenia believes have multiple demand generators and high barriers to entry. The company’s portfolio will include premium brands such as Marriott®, Hilton®, Hyatt®, Starwood®, Kimpton®, Aston®, Fairmont® and Loews®. The name Xenia comes from Greek mythology. The origins or practice of “hospitality” begin with the practice of Xenia - to open one’s home to a stranger, to be courteous, offer food, wine and a bath; treat all guests with a courtesy and respect you would bestow a heavenly being.